EXHIBIT 32.1

CERTIFICATION OF INTERIM CHIEF EXECUTIVE OFFICER

OF GASCO ENERGY, INC. UNDER SECTION 906 OF

THE SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

I, Richard S. Langdon, Interim Principal Executive Officer of Gasco Energy, Inc. (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge, the accompanying report on Form 10-Q for the period ending September 30, 2013 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

I further certify that, to my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard S. Langdon
Name:	Richard S. Langdon
Title:	Interim President and Principal Executive Officer
Date:	November 12, 2013